UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 25, 2025

APPLIED ENERGETICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-14015	77-0262908
(Commission File Number)	(IRS Employer Identification No.)

9070 S. Rita Road, Suite 1500, Tucson, Arizona	85747
(Address of Principal Executive Offices)	(Zip Code)

(520) 628-7415

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company: ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	AERG	OTCQB

Item 8.01 – Other Events

On March 25, 2025, Applied Energetics announced that it has moved to the next phase of its strategic collaboration with Kord Technologies, a wholly owned subsidiary of KBR, to explore the potential development and integration of an advanced pulsed laser system with Kord’s FIREFLYTM High Energy Laser Weapon System (HELWS). This phase is to begin with the purchase of a specially modified Firefly HELWS unit from Kord which the company can use to work on the development and integration of its proprietary Ultrashort Pulse technology in its newly opened Battle Lab, with the assistance of Kord personnel under a related services agreement.

This teaming effort is intended to advance innovative directed energy capabilities that may create future opportunities in defense and security markets. The development and integration activities will focus on refining system performance, optimizing integration, and validating operational effectiveness, by striving to achieve key technical milestones that could lead to additional customer interest, contract opportunities, and expanded applications.

Item 9.01 -- Exhibits

99.1	Press Release, dated as of March 25, 2025, titled “Applied Energetics and Kord Technologies Announce Strategic Collaboration on Advanced Pulsed Laser Development for Kord’s Firefly High Energy Laser Weapon System.”
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

APPLIED ENERGETICS, INC.

By:	/s/ Christopher Donaghey
Christopher Donaghey Chief Executive Officer

Date: March 25, 2025

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